Trinity Capital Inc. Reports Third Quarter 2023 Financial Results

PHOENIX, November 1, 2023 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or the “Company”), a leading provider of diversified financial solutions to growth-stage companies, today announced its financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•
Total investment income of $46.4 million, an increase of 20.0% year-over-year
•
Net investment income (“NII”) of $23.4 million, or $0.58 per basic share, an increase of 25.6% year-over-year
•
Net increase in net assets resulting from operations of $16.8 million, or $0.42 per basic share
•
17.6% Return on Average Equity “ROAE” (NII/Average Equity)
•
8.0% Return on Average Assets “ROAA” (NII/Average Assets)
•
An increase in Net Asset Value to $13.17 per share
•
Aggregate debt and equity investment commitments of $228.3 million
•
Total gross investments funded of $149.1 million, comprised of $81.2 million in five new portfolio companies, $65.9 million across 10 existing portfolio companies and $2.0 million into the joint venture (the “JV”)
•
Debt principal repayments of $176.7 million, including $101.1 million from early repayments and refinancings, $42.1 million from scheduled/amortizing repayments and $33.5 million of assets sold to the JV
•
Declared an 11th consecutive regular dividend increase, with the third-quarter distribution coming in at $0.54 per share, consisting of a regular dividend of $0.49 per share, an increase of 2.1% from the regular dividend declared in the second quarter of 2023, and a supplemental cash dividend of $0.05 per share

“We’re very pleased with our overall third quarter performance and record NII,” said Steve Brown, Chairman and Chief Executive Officer of Trinity Capital. “Our unique lending platform positions us as the partner of choice for our portfolio companies as we support them through their various growth stages, all while generating meaningful returns for our shareholders.”

“The team has done a great job managing the portfolio and we continue to see strong equity support from the sponsors of our companies,” added Kyle Brown, President and Chief Investment Officer of Trinity Capital. “The opportunity to invest in solid performing companies is accelerating as they increasingly turn to direct lending solutions to fuel their growth, and we stand ready to assist them with our diverse offerings using our combination of on- and off-balance sheet capital.”

Third Quarter 2023 Operating Results

For the three months ended September 30, 2023, total investment income was $46.4 million compared to $38.7 million for the quarter ended September 30, 2022. The effective yield on the average debt investments at cost was 16.7% and 15.2% for the periods ended September 30, 2023 and 2022, respectively. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events and may fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the third quarter of 2023 were $12.2 million compared to $10.8 million during the third quarter of 2022. The increase was primarily attributable to higher compensation associated with additional headcount and amortization of restricted stock grants.

Interest expense for the third quarter of 2023 was $10.8 million compared to $9.3 million during the third quarter of 2022. The increase is primarily attributable to an increase in average debt outstanding and an increase in the weighted average interest rate on total debt.

Net investment income was approximately $23.4 million, or $0.58 per share, based on 40.1 million basic weighted average shares outstanding for the third quarter of 2023, compared to $18.6 million, or $0.56 per share, for the third quarter of 2022 based on 33.1 million basic weighted average shares outstanding.

Net unrealized depreciation of $4.7 million during the third quarter of 2023 was primarily attributable to $10.5 million of depreciation related to credit-specific adjustments and $0.4 million related to the impact of interest rate changes, partially offset by the flip of $4.1 million to realized losses and $2.1 million of appreciation related to general market conditions.

For the third quarter, net realized loss on investments was approximately $1.9 million, primarily attributable to the loss in one portfolio company that was previously written down on an unrealized basis in prior quarters.

In the third quarter, net increase in net assets resulting from operations was $16.8 million, or $0.42 per share, based on 40.1 million basic weighted average shares outstanding. This compares to a net decrease in net assets resulting from operations of $12.0 million, or $0.36 per share, based on 33.1 million basic weighted average shares outstanding for the third quarter of 2022.

Trinity Capital’s higher weighted average shares outstanding for the three-month period ended September 30, 2023, as compared to the prior year, is primarily the result of shares issued during the quarter.

Net Asset Value

Total net assets at the end of the third quarter of 2023 increased by 18.2% to $569.5 million, compared to $482.0 million at the end of the second quarter of 2023. The increase in total net assets was primarily driven by net investment income that exceeded the declared dividends as well as the issuance of common stock at a premium to NAV per share, partially offset by net realized and unrealized losses on investments. As a result, NAV improved to $13.17 from $13.15 per share.

Portfolio and Investment Activity

As of September 30, 2023, Trinity Capital’s investment portfolio had an aggregate fair value of approximately $1.1 billion and was comprised of approximately $840.7 million in secured loans, $223.2 million in equipment financings and $52.7 million in equity and warrants across 121 portfolio companies. The Company’s debt portfolio is comprised of 74.5% first lien loans and 25.5% second lien loans, with 73.8% of the debt portfolio at floating rates based on principal outstanding.

During the third quarter, the Company originated approximately $228.3 million of total new commitments and funded approximately $149.1 million, which was comprised of $81.2 million of investments in five new portfolio companies, $65.9 million of investments in 10 existing portfolio companies and a $2.0 million investment in the JV. Gross investment fundings during the quarter for secured loans totaled $140.7 million, equipment financings totaled $3.1 million and warrant and equity investments totaled $5.3 million.

Proceeds received from repayments of the Company's debt investments during the third quarter totaled approximately $176.7 million, which included $33.5 million of investments sold to the JV, $42.1 million from normal amortization and $101.1 million from early debt repayments and refinancings. The investment portfolio decreased by $26.8 million on a cost basis, a decrease of 2.3%, and $31.5 million on a fair value basis, a decrease of 2.7%, as compared to June 30, 2023. Total assets under management, including the assets in the JV, totaled $1.3 billion.

As of the end of the third quarter, secured loans to two portfolio companies and equipment financings to two portfolio companies were on non-accrual status with a total fair value of approximately $28.0 million, or 2.6% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s secured loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of September 30, 2023 and December 31, 2022 (dollars in thousands):

		September 30, 2023		December 31, 2022
Investment Risk Rating Scale Range	Designation	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
4.0 - 5.0	Very Strong Performance	$34,728	3.3%	$2,729	0.3%
3.0 - 3.9	Strong Performance	225,408	21.2%	239,872	22.9%
2.0 - 2.9	Performing	740,097	69.6%	756,596	72.1%
1.6 - 1.9	Watch	38,584	3.6%	39,315	3.7%
1.0 - 1.5	Default/Workout	17,540	1.6%	10,317	1.0%
Total Debt Investments excluding Senior Credit Corp 2022 LLC		1,056,357	99.3%	1,048,829	100.0%
	Senior Credit Corp 2022 LLC	7,484	0.7%	—	—
Total Debt Investments		$1,063,841	100.0%	$1,048,829	100.0%

As of September 30, 2023, the Company’s loan and equipment financing investments had a weighted average risk rating score of 2.8, as compared to 2.8 as of June 30, 2023. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if they are underperforming relative to its business plans. Conversely, they may be upgraded upon a capitalization event or if they are exceeding their plan. As such, the overall grading may fluctuate from quarter to quarter.

Liquidity and Capital Resources

As of September 30, 2023, the Company had approximately $257.2 million in available liquidity, including $7.2 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $250.0 million in available borrowing capacity under its credit facility with KeyBank, subject to existing terms and advance rates and regulatory and covenant requirements.

As of September 30, 2023, Trinity Capital's leverage or debt-to-equity ratio was approximately 94% as compared to 138% as of June 30, 2023. The decrease in the leverage ratio was primarily attributable to repayments on the credit facility from the net proceeds received from stock issuances during the quarter.

During the three months ended September 30, 2023, Trinity Capital utilized its ATM offering program to sell 863,970 shares of its common stock at a weighted average price of $14.55 per share, raising $12.3 million of net proceeds.

Secondary Offering

In August 2023, the Company closed an underwritten public offering of 5,190,312 shares of its common stock at a public offering price of $14.45 per share, resulting in net proceeds to the Company of approximately $72.5 million, after deducting discounts and commissions and offering expenses. In connection with the offering, the underwriters exercised their option in part to purchase 500,000 additional shares of common stock resulting in additional net proceeds to the Company of $6.9 million.

Distributions

On September 13, 2023, the Company’s Board of Directors declared a regular and supplemental dividend totaling $0.54 per share with respect to the quarter ended September 30, 2023, which was paid on October 13, 2023, to stockholders of record as of September 30, 2023. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

CEO Transition

On September 6, 2023, the Company announced that, as part of the Company’s long-term succession plan, its Board of Directors has named Kyle Brown as Chief Executive Officer, effective January 1, 2024. At the same time, Trinity’s current CEO, Steve Brown, will become Executive Chairman of the Board of Directors and remain a voting member of the Company’s investment committee.

Conference Call

Trinity Capital will hold a conference call to discuss its third quarter 2023 financial results today at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time).

To listen to the call, please dial (800) 225-9448, or (203) 518-9708 internationally, and reference Conference ID: TRINQ323 if asked, approximately 10 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (888) 214-9523 or (402) 220-4935.

About Trinity Capital Inc.

Trinity (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth stage companies with institutional equity investors. Trinity's investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans, equipment financings and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the

Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Director of Investor Relations
Trinity Capital Inc.

ir@trincapinvestment.com

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $44,046 and $43,375, respectively)	$33,120	$37,313
Affiliate investments (cost of $10,692 and $28,580, respectively)	11,143	1,528
Non-Control / Non-Affiliate investments (cost of $1,097,814 and $1,081,629, respectively)	1,072,289	1,055,545
Total investments (cost of $1,152,552 and $1,153,584, respectively)	1,116,552	1,094,386
Cash and cash equivalents	7,230	10,612
Interest receivable	10,920	9,971
Deferred credit facility costs	2,334	2,903
Other assets	13,890	8,567
Total assets	$1,150,926	$1,126,439

LIABILITIES
KeyBank Credit Facility	$100,000	$187,500
2025 Notes, net of $2,498 and $3,948, respectively, of unamortized deferred financing costs	180,002	178,552
August 2026 Notes, net of $1,670 and $2,103, respectively, of unamortized deferred financing costs	123,330	122,897
December 2026 Notes, net of $1,195 and $1,474, respectively, of unamortized deferred financing costs	73,805	73,526
Convertible Notes, net of $1,403 and $1,882, respectively, of unamortized deferred financing costs and discount	48,597	48,118
Distribution payable	23,353	21,326
Security deposits	14,464	15,100
Accounts payable, accrued expenses and other liabilities	17,912	19,771
Total liabilities	581,463	666,790

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 43,246,612 and 34,960,672 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	43	35
Paid-in capital in excess of par	590,819	480,532
Distributable earnings/(accumulated deficit)	(21,399)	(20,918)
Total net assets	569,463	459,649
Total liabilities and net assets	$1,150,926	$1,126,439
NET ASSET VALUE PER SHARE	$13.17	$13.15

TRINITY CAPITAL INC.

Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$1,038	$1,239	$3,238	$4,235
Affiliate investments	248	—	366	862
Non-Control / Non-Affiliate investments	43,749	35,915	126,491	92,974
Total interest and dividend income	45,035	37,154	130,095	98,071
Fee and other income:
Affiliate investments	543	—	1,671	—
Non-Control / Non-Affiliate investments	860	1,535	2,255	5,921
Total fee and other income	1,403	1,535	3,926	5,921
Total investment income	46,438	38,689	134,021	103,992

EXPENSES:
Interest expense and other debt financing costs	10,783	9,306	33,850	23,864
Compensation and benefits	8,693	7,315	24,660	20,647
Professional fees	1,272	1,261	4,101	2,984
General and administrative	1,659	1,520	4,700	4,555
Total expenses	22,407	19,402	67,311	52,050

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	24,031	19,287	66,710	51,942

Excise tax expense	625	657	1,876	1,987

NET INVESTMENT INCOME	23,406	18,630	64,834	49,955

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	(105)	—	(333)
Affiliate investments	—	(608)	(26,251)	(10,241)
Non-Control / Non-Affiliate investments	(1,868)	111	(2,593)	52,999
Net realized gain/(loss) from investments	(1,868)	(602)	(28,844)	42,425

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(4,083)	(391)	(4,865)	(11,455)
Affiliate investments	374	(13,443)	27,502	(9,794)
Non-Control / Non-Affiliate investments	(1,008)	(16,194)	562	(99,917)
Net change in unrealized appreciation/(depreciation) from investments	(4,717)	(30,028)	23,199	(121,166)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$16,821	$(12,000)	$59,189	$(28,786)

NET INVESTMENT INCOME PER SHARE - BASIC	$0.58	$0.56	$1.75	$1.64
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.55	0.53	$1.66	$1.55

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.42	$(0.36)	$1.60	$(0.94)
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.40	$(0.36)	$1.52	$(0.94)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	40,119,009	33,098,332	37,091,030	30,506,292
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	43,850,034	36,537,607	40,822,055	33,945,567